Exhibit 99.1

Media Inquiries:	Investor Inquiries:
William J. Rudolph, Jr.	Brad Edwards
+1 610-208-3892	The Plunkett Group
wrudolph@cartech.com	+1 212-739-6740
brad@theplunkettgroup.com

CARPENTER TECHNOLOGY REPORTS FOURTH QUARTER AND

FULL YEAR FISCAL 2018 RESULTS

Fourth Quarter Highlights

Reported earnings per share of $0.88; excluding special items, adjusted earnings per share of $0.87

Net sales of $618 million; highest quarterly sales in six years

Specialty Alloys Operations delivers best quarterly operating income since the fourth quarter of fiscal year 2013

Significant advancements in additive manufacturing via Emerging Technology Center and new strategic partnership

Full Year Highlights

Reported earnings per share of $3.92; excluding special items, adjusted earnings per share of $2.50

Best fiscal year operating income performance in four years

Increased investment in capabilities in strategic growth areas including additive manufacturing and soft magnetics

PHILADELPHIA — August 2, 2018 — Carpenter Technology Corporation (NYSE: CRS) (the “Company”) today announced financial results for the fiscal fourth quarter and year ended June 30, 2018. For the quarter, the Company reported net income of $42.8 million, or $0.88 earnings per diluted share. Excluding special items, adjusted earnings per diluted share was $0.87 in the quarter.

“Our fourth quarter results marked the culmination of a successful year as strong execution of our strategy, the strength of our increasing solutions-focused customer approach and growing market demand resulted in our best quarterly operating income performance since the fourth quarter of fiscal year 2014,” said Tony Thene, Carpenter’s President and CEO.  “Highlights of our performance include SAO delivering operating income of $74.1 million, its best quarterly performance since fiscal year 2013, with an operating margin of 18.7%, as we continue to focus on higher-margin solutions for our customers while also executing the Carpenter Operating Model. Our performance in fiscal year 2018, and especially during the fourth quarter, demonstrates that our strategy is resonating with customers, and whether it is materials for rotating jet engine parts to medical implant materials to 3D printed parts, we offer the best solutions for our customers.”

“We also made significant advancements in the last few months in our focus on being an industry leader in additive manufacturing. Between our acquisition of CalRAM last quarter to the announced Emerging Technology Center in Athens, AL to our recent announcement with GE Additive, becoming a founding member of their manufacturing partner network, we are helping accelerate the advancement of additive manufacturing across industries.”

“We enter fiscal year 2019 with considerable momentum in our business as our solutions-focused approach is driving market share gains and improved mix, while the Carpenter Operating Model continues to deliver manufacturing efficiencies and capacity gains. Moving forward, we are focused on maintaining a high level of commercial and operating execution and remain committed to investing in the future of our company while best positioning Carpenter for long-term sustainable value creation for our shareholders.”

Financial Highlights

	Q4	Q4	Q3	YTD	YTD
($ in millions)	FY2018	FY2017	FY2018	FY2018	FY2017
Net Sales	$618.0	$507.7	$572.2	$2,157.7	$1,797.6
Net Sales Excluding Surcharge (a)	$494.5	$438.9	$472.5	$1,792.3	$1,558.4
Operating Income	$59.4	$44.6	$45.2	$187.1	$97.2
Operating Income Excluding Pension EID and Special Items (a)	$59.9	$53.4	$45.7	$189.2	$124.7
Net Income	$42.8	$25.5	$30.2	$188.5	$47.0
Cash Provided from Operating Activities	$118.5	$94.0	$73.4	$209.2	$130.3
Free Cash Flow (a)	$55.9	$64.6	$34.5	$34.7	$(16.8)

(a) non-GAAP financial measure explained in the attached tables

Net sales for the fourth quarter of fiscal year 2018 were $618.0 million compared with $507.7 million in the fourth quarter of fiscal year 2017, an increase of $110.3 million (or 21.7 percent), on 11.4 percent higher volume.  Net sales excluding surcharge were $494.5 million, an increase of $55.6 million (or 12.7 percent) from the same period a year ago.

Operating income was $59.4 million compared to $44.6 million in the prior year period. Operating income - excluding pension earnings, interest and deferrals (EID) and special items - was $59.9 million, compared to $53.4 million in the prior year period.  These results primarily reflect improving mix and stronger market conditions compared to the prior year quarter.

Cash provided from operating activities in the fourth quarter of fiscal year 2018 was $118.5 million, compared to $94.0 million in the same quarter last year.  The increase in operating cash flow was primarily related to an increase in earnings coupled with strong working capital management. Free cash flow in the fourth quarter of fiscal year 2018 was $55.9 million, compared to $64.6 million in the same quarter last year. Capital expenditures were $54.0 million in the fourth quarter of fiscal year 2018 compared to $35.4 million in the same quarter last year due to increased investment in target growth areas including additive manufacturing and soft magnetics.

Total liquidity, including cash and available revolver balance, was $450.2 million at the end of the fourth quarter of fiscal year 2018.  This consisted of $56.2 million of cash and $394.0 million of available borrowings under the Company’s credit facility.

Conference Call and Webcast Presentation

Carpenter Technology will host a conference call and webcast presentation today, August 2nd at 10:00 a.m. ET, to discuss the financial results of operations for the fourth quarter and full fiscal year 2018. Please dial +1 412-317-9259 for access to the live conference call.  Access to the live webcast will be available at Carpenter Technology’s website (http://www.cartech.com), and a replay will soon be made available at

http://www.cartech.com. Presentation materials used during this conference call will be available for viewing and download at http://www.cartech.com.

Non-GAAP Financial Measures

This press release includes discussions of financial measures that have not been determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP).  A reconciliation of the non-GAAP financial measures to their most directly comparable financial measures prepared in accordance with GAAP, accompanied by reasons why the Company believes the non-GAAP measures are important, are included in the attached schedules.

About Carpenter Technology

Carpenter Technology Corporation (NYSE:CRS) is a recognized leader in high-performance specialty alloy-based materials and process solutions for critical applications in the aerospace, defense, transportation, energy, medical, industrial, and consumer electronics markets. Founded in 1889, Carpenter has evolved to become a pioneer in premium specialty alloys, including titanium, nickel, and cobalt, as well as alloys specifically engineered for additive manufacturing (AM) processes and soft magnetics applications. Carpenter has expanded its AM capabilities to provide a complete “end-to-end” solution to accelerate materials innovation and streamline parts production. www.cartech.com.

Forward-Looking Statements

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Carpenter’s filings with the Securities and Exchange Commission, including its report on Form 10-K for the year ended June 30, 2017, Form 10-Q for the quarters ended September 30, 2017, December 31, 2017, and March 31, 2018 and the exhibits attached to those filings. They include but are not limited to: (1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, defense, industrial, transportation, consumer, medical, and energy, or other influences on Carpenter’s business such as new competitors, the consolidation of competitors, customers, and suppliers or the transfer of manufacturing capacity from the United States to foreign countries; (2) the ability of Carpenter to achieve cash generation, growth, earnings, profitability, operating income, cost savings and reductions, qualifications, productivity improvements or process changes; (3) the ability to recoup increases in the cost of energy, raw materials, freight or other factors; (4)

domestic and foreign excess manufacturing capacity for certain metals; (5) fluctuations in currency exchange rates; (6) the effect of government trade actions; (7) the valuation of the assets and liabilities in Carpenter’s pension trusts and the accounting for pension plans; (8) possible labor disputes or work stoppages; (9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; (10) the ability to successfully acquire and integrate acquisitions; (11) the availability of credit facilities to Carpenter, its customers or other members of the supply chain; (12) the ability to obtain energy or raw materials, especially from suppliers located in countries that may be subject to unstable political or economic conditions; (13) Carpenter’s manufacturing processes are dependent upon highly specialized equipment located primarily in facilities in Reading and Latrobe, Pennsylvania and Athens, Alabama for which there may be limited alternatives if there are significant equipment failures or a catastrophic event; (14) the ability to hire and retain key personnel, including members of the executive management team, management, metallurgists and other skilled personnel; and (15) fluctuations in oil and gas prices and production. Any of these factors could have an adverse and/or fluctuating effect on Carpenter’s results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Carpenter undertakes no obligation to update or revise any forward-looking statements.

PRELIMINARY

CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share data)

(Unaudited)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2018	2017	2018	2017

NET SALES	$618.0	$507.7	$2,157.7	$1,797.6
Cost of sales	503.1	415.0	1,775.5	1,513.3
Gross profit	114.9	92.7	382.2	284.3

Selling, general and administrative expenses	55.5	44.9	195.1	183.9
Loss on divestiture of business	—	3.2	—	3.2
Operating income	59.4	44.6	187.1	97.2

Interest expense	(6.4)	(7.3)	(28.3)	(29.8)
Other income, net	0.5	0.8	1.4	2.8

Income before income taxes	53.5	38.1	160.2	70.2
Income tax expense (benefit)	10.7	12.6	(28.3)	23.2

NET INCOME	$42.8	$25.5	$188.5	$47.0

EARNINGS PER COMMON SHARE:
Basic	$0.90	$0.54	$3.96	$0.99
Diluted	$0.88	$0.54	$3.92	$0.99

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	47.4	47.1	47.2	47.0
Diluted	48.0	47.1	47.6	47.1

Cash dividends per common share	$0.18	$0.18	$0.72	$0.72

PRELIMINARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Year Ended
	June 30,
	2018	2017
OPERATING ACTIVITIES:
Net income	$188.5	$47.0
Adjustments to reconcile net income to net cash provided from operating activities:
Depreciation and amortization	116.6	117.8
Deferred income taxes	(61.1)	41.6
Net pension expense	14.2	48.4
Stock-based compensation expense	17.6	13.0
Net loss on disposals of property and equipment and assets held for sale	2.5	2.5
Loss on divestiture of business	—	3.2
Changes in working capital and other:
Accounts receivable	(86.8)	(34.6)
Inventories	0.4	(74.6)
Other current assets	(9.6)	2.8
Accounts payable	10.7	42.5
Accrued liabilities	28.7	26.6
Pension plan contributions	(6.7)	(100.0)
Other postretirement plan contributions	(3.4)	(3.2)
Other, net	(2.4)	(2.7)
Net cash provided from operating activities	209.2	130.3

INVESTING ACTIVITIES:
Purchases of property, equipment and software	(135.0)	(98.5)
Acquisition of business	(13.3)	(35.3)
Proceeds from divestiture of business	—	12.0
Proceeds from disposals of property and equipment and assets held for sale	1.9	2.5
Proceeds from note receivable from sale of equity method investment	6.3	6.3
Proceeds from sales and maturities of marketable securities	0.7	0.9
Net cash used for investing activities	(139.4)	(112.1)

FINANCING ACTIVITIES:
Dividends paid	(34.4)	(34.1)
Credit agreement borrowings	—	122.1
Credit agreement repayments	—	(122.1)
Payments of debt issue costs	—	(1.4)
Payments on long-term debt	(55.0)	—
Tax benefits on share-based compensation	—	0.5
Proceeds from stock options exercised	12.9	2.2
Withholding tax payments on share-based compensation awards	(2.4)	(1.0)
Net cash used for financing activities	(78.9)	(33.8)

Effect of exchange rate changes on cash and cash equivalents	(1.0)	(0.1)

DECREASE IN CASH AND CASH EQUIVALENTS	(10.1)	(15.7)
Cash and cash equivalents at beginning of period	66.3	82.0

Cash and cash equivalents at end of period	$56.2	$66.3

PRELIMINARY

CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	June 30,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$56.2	$66.3
Accounts receivable, net	378.5	290.4
Inventories	689.2	690.4
Other current assets	54.9	46.5
Total current assets	1,178.8	1,093.6
Property, plant and equipment, net	1,313.4	1,316.8
Goodwill	268.7	263.4
Other intangibles, net	63.3	64.9
Deferred income taxes	4.3	7.6
Other assets	178.5	131.8
Total assets	$3,007.0	$2,878.1

LIABILITIES
Current liabilities:
Current portion of long-term debt	$—	$55.0
Accounts payable	214.7	201.1
Accrued liabilities	148.6	139.9
Total current liabilities	363.3	396.0

Long-term debt, net of current portion	545.7	550.0
Accrued pension liabilities	288.8	378.3
Accrued postretirement benefits	108.2	122.6
Deferred income taxes	161.6	184.8
Other liabilities	53.5	47.8
Total liabilities	1,521.1	1,679.5

STOCKHOLDERS’ EQUITY
Common stock	278.6	276.7
Capital in excess of par value	310.0	284.8
Reinvested earnings	1,475.9	1,321.8
Common stock in treasury, at cost	(338.8)	(341.6)
Accumulated other comprehensive loss	(239.8)	(343.1)
Total stockholders’ equity	1,485.9	1,198.6
Total liabilities and stockholders’ equity	$3,007.0	$2,878.1

PRELIMINARY

SEGMENT FINANCIAL DATA

(in millions, except pounds sold)

(Unaudited)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2018	2017	2018	2017
Pounds sold (000):
Specialty Alloys Operations	70,190	63,062	258,326	227,744
Performance Engineered Products	2,636	3,298	12,388	10,902
Intersegment	288	(750)	(5,094)	(2,300)
Consolidated pounds sold	73,114	65,610	265,620	236,346

Net sales:
Specialty Alloys Operations
Net sales excluding surcharge	$395.3	$345.3	$1,434.1	$1,221.8
Surcharge	123.0	69.3	369.7	239.8
Specialty Alloys Operations net sales	518.3	414.6	1,803.8	1,461.6

Performance Engineered Products
Net sales excluding surcharge	113.7	105.9	426.3	365.7
Surcharge	2.6	0.3	3.4	0.9
Performance Engineered Products net sales	116.3	106.2	429.7	366.6

Intersegment
Net sales excluding surcharge	(14.5)	(12.3)	(68.1)	(29.1)
Surcharge	(2.1)	(0.8)	(7.7)	(1.5)
Intersegment net sales	(16.6)	(13.1)	(75.8)	(30.6)

Consolidated net sales	$618.0	$507.7	$2,157.7	$1,797.6

Operating income:
Specialty Alloys Operations	$74.1	$59.7	$232.4	$172.3
Performance Engineered Products	7.9	5.8	26.1	8.5
Corporate costs (including loss on divestiture of business)	(21.5)	(15.7)	(66.4)	(61.3)
Pension earnings, interest and deferrals	(0.5)	(5.6)	(2.1)	(23.8)
Intersegment	(0.6)	0.4	(2.9)	1.5
Consolidated operating income	$59.4	$44.6	$187.1	$97.2

The Company has two reportable segments, Specialty Alloys Operations (“SAO”) and Performance Engineered Products (“PEP”).

The SAO segment is comprised of Carpenter’s major premium alloy and stainless steel manufacturing operations.  This includes operations performed at mills primarily in Reading and Latrobe and surrounding areas in Pennsylvania, South Carolina and Alabama.

The PEP segment is comprised of the Company’s differentiated operations. This segment includes the Dynamet titanium business, the Carpenter Powder Products (CPP) business, the CalRAM business, the Amega West business, and the Latrobe and Mexico distribution businesses. The businesses in the PEP segment are managed with an entrepreneurial structure to promote flexibility and agility to quickly respond to market dynamics.  It is our belief this model will ultimately drive overall revenue and profit growth.  The pounds sold data above for the PEP segment includes only the Dynamet and CPP businesses.

The corporate costs are comprised of executive and director compensation, and other corporate facilities and administrative expenses not allocated to the segments. Also included are items that management considers not representative of ongoing operations, such as loss on divestiture of business and other specifically-identified income or expense items.

The service cost component of net pension expense, which represents the estimated cost of future pension liabilities earned associated with active employees, is included in the operating results of the business segments.  The residual net pension expense, or pension earnings, interest and deferrals (pension EID), is comprised of the expected return on plan assets, interest costs on the projected benefit obligations of the plans, and amortization of actuarial gains and losses and prior service costs and is included under the heading “Pension earnings, interest and deferrals”.

PRELIMINARY

NON-GAAP FINANCIAL MEASURES

(in millions, except per share data)

(Unaudited)

OPERATING MARGIN EXCLUDING SURCHARGE,	Three Months Ended		Year Ended
PENSION EARNINGS, INTEREST AND DEFERRALS	June 30,		June 30,
AND SPECIAL ITEMS	2018	2017	2018	2017

Net sales	$618.0	$507.7	$2,157.7	$1,797.6
Less: surcharge revenue	123.5	68.8	365.4	239.2
Consolidated net sales excluding surcharge	$494.5	$438.9	$1,792.3	$1,558.4

Operating income	$59.4	$44.6	$187.1	$97.2
Pension earnings, interest and deferrals	0.5	5.6	2.1	23.8
Operating income excluding pension earnings, interest and deferrals	59.9	50.2	189.2	121.0

Special items:
Loss on divestiture of business	—	3.2	—	3.2
Pension curtailment charge	—	—	—	0.5
Operating income excluding pension earnings, interest and deferrals and special items	$59.9	$53.4	$189.2	$124.7

Operating margin	9.6%	8.8%	8.7%	5.4%

Operating margin excluding surcharge, pension earnings, interest and deferrals and special items	12.1%	12.2%	10.6%	8.0%

Management believes that removing the impacts of raw material surcharge from operating margin provides a more consistent basis for comparing results of operations from period to period, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company. In addition, management believes that excluding the impact of pension earnings, interest and deferrals, which may be volatile due to changes in the financial markets, is helpful in analyzing the true operating performance of the Company.  Management also believes that removing the impact of special items is helpful in analyzing the operating performance of the Company, as these items are not indicative of ongoing operating performance.

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS	Income Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*

Three months ended June 30, 2018, as reported	$53.5	$(10.7)	$42.8	$0.88

Special items:
Impact of US tax reform and other legislative changes	—	(0.7)	(0.7)	(0.01)

Three months ended June 30, 2018, as adjusted	$53.5	$(11.4)	$42.1	$0.87

* Impact per diluted share calculated using weighted average common shares outstanding of 48.0 million for the three months ended June 30, 2018.

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS	Income Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*

Three months ended June 30, 2017, as reported	$38.1	$(12.6)	$25.5	$0.54

Special items:
Loss on divestiture of business	3.2	(1.1)	2.1	0.04

Three months ended June 30, 2017, as adjusted	$41.3	$(13.7)	$27.6	$0.58

* Impact per diluted share calculated using weighted average common shares outstanding of 47.1 million for the three months ended June 30, 2017.

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS	Income Before Income Taxes	Income Tax Benefit (Expense)	Net Income	Earnings Per Diluted Share*

Year ended June 30, 2018, as reported	$160.2	$28.3	$188.5	$3.92

Special items:
Impact of US tax reform and other legislative changes	—	(68.3)	(68.3)	(1.42)

Year ended June 30, 2018, as adjusted	$160.2	$(40.0)	$120.2	$2.50

* Impact per diluted share calculated using weighted average common shares outstanding of 47.6 million for the year ended June 30, 2018.

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS	Income Before Income Taxes	Income Tax Benefit (Expense)	Net Income	Earnings Per Diluted Share*
Year ended June 30, 2017, as reported	$70.2	$(23.2)	$47.0	$0.99

Special Items:
Loss on divestiture of business	3.2	(1.1)	2.1	0.04
Pension curtailment charge	0.5	(0.1)	0.4	0.01
Income tax item	—	2.1	2.1	0.04
Total impact of special items	3.7	0.9	4.6	0.09

Year ended June 30, 2017, as adjusted	$73.9	$(22.3)	$51.6	$1.08

* Impact per diluted share calculated using weighted average common shares outstanding of 47.1 million for the year ended June 30, 2017.

Management believes that earnings per share adjusted to exclude special items is helpful in analyzing the operating performance of the Company, as these items are not indicative of ongoing operating performance.  Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

	Three Months Ended		Year Ended
	June 30,		June 30,
FREE CASH FLOW	2018	2017	2018	2017

Net cash provided from operating activities	$118.5	$94.0	$209.2	$130.3
Purchases of property, equipment and software	(54.0)	(35.4)	(135.0)	(98.5)
Acquisition of business	—	—	(13.3)	(35.3)
Proceeds from divestiture of business	—	12.0	—	12.0
Proceeds from disposals of property and equipment and assets held for sale	—	2.5	1.9	2.5
Proceeds from note receivable from sale of equity method investment	—	—	6.3	6.3
Dividends paid	(8.6)	(8.5)	(34.4)	(34.1)

Free cash flow	$55.9	$64.6	$34.7	$(16.8)

Management believes that the free cash flow measure provides useful information to investors regarding our financial condition because it is a measure of cash generated which management evaluates for alternative uses.  Management uses its results to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

PRELIMINARY

SUPPLEMENTAL SCHEDULE

(in millions)

(Unaudited)

	Three Months Ended		Year Ended
	June 30,		June 30,
NET SALES BY END-USE MARKET	2018	2017	2018	2017

End-Use Market Excluding Surcharge:
Aerospace and Defense	$260.7	$230.7	$957.1	$817.1
Energy	40.2	34.8	131.3	124.2
Transportation	33.7	32.1	127.9	122.7
Medical	41.1	36.0	149.3	115.7
Industrial and Consumer	81.9	75.5	295.9	260.7
Distribution	36.9	29.8	130.8	118.0

Consolidated net sales excluding surcharge	494.5	438.9	1,792.3	1,558.4

Surcharge revenue	123.5	68.8	365.4	239.2

Consolidated net sales	$618.0	$507.7	$2,157.7	$1,797.6